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                                                                    EXHIBIT 23.4

                       CONSENT OF LAZARD FRERES & CO. LLC

                                              July 20, 2000

The Board of Directors
AppNet, Inc.
6707 Democracy Blvd.
Bethesda, MD 20817

    We hereby consent to (i) the use of our opinion letter, dated June 20, 2000, to the Board of Directors of AppNet, Inc. ("AppNet"), included as Annex D to the joint proxy statement/prospectus which forms a part of the initially filed Registration Statement on Form S-4 relating to the proposed merger between Commerce One, Inc. and AppNet, and (ii) the references to such opinion in such joint proxy statement/prospectus under the captions "THE MERGER--Background of the Merger," "REASONS FOR THE MERGER--AppNet's Reasons for the Merger," "REASONS FOR THE MERGER--Recommendation of AppNet's Board of Directors," and "REASONS FOR THE MERGER--Opinion of AppNet's Financial Advisor." Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the initial filing of the aforementioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

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                                                       LAZARD FRERES & CO. LLC

                                                       By:   /s/ PAUL HAIGNEY
                                                             --------------------------
                                                             Paul Haigney
                                                             Managing Director
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